SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2006

TECHTEAM GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27335 West 11 Mile Road Southfield, Michigan		48033

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:   (248) 357-2866

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

          On January 9, 2007, TechTeam Global, Inc. (“TechTeam” or the “Company”) issued a press release announcing the employment of Kevin P. Burke as its Senior Vice President, Americas.  A copy the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          Mr. Burke, 47, joined TechTeam from CrimeCog Technologies, Inc., a criminal justice enterprise software company, where he was President and Chief Operating Officer from September 2005 through November 2006.  Mr. Burke was Channel Services Manager for Cisco Systems, Inc. and was responsible for the sales, promotion and growth of Cisco’s Remote Operation Services to IBM from May 2004 through August 2005.  From March 2002 through May 2004, he was Region Manager for Information Builders, Inc. a business intelligence software company.  Mr. Burke was Vice President of Sales and Marketing for A.F. Kelly and Associates from 1998 through February 2002.

Item 9.01	Financial Statements and Exhibits

(D) The following exhibits are included with the report:

Exhibit 99.1	TechTeam Global, Inc. Press Release dated January 9, 2007.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

	By	/s/ Michael A. Sosin

Michael A. Sosin
Secretary
Date: January 9, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	TechTeam Global, Inc. Press Release dated January 9, 2007.

E-1